UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                January 17, 2008

                              --------------------

                               JADE ART GROUP INC.
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             (Exact name of registrant as specified in its charter)

           NEVADA                   333-137134                   71-1021813
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(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)

                             #35, Baita Zhong Road,
             Yujiang County, Jiangxi Province, P.R. of China 335200
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                               011-86-701-5881082
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      On January 17, 2008, each of Jade Art Group, Inc., a Nevada corporation ("we" or the "Company") and Jiangxi SheTai Jade Industrial Co., Ltd., our wholly-owned Chinese subsidiary, entered into an Exclusive Distribution Right Agreement (the "Agreement") with Wulateqianqi XiKai Mining Co., Ltd. ("XiKai Mining") for the distribution of jade.

      Under the Agreement, XiKai Mining commits to sell to our subsidiary 90% of the raw jade material produced from its SheTai Jade mine, located in Wulateqianqi, China, for a period of 50 years. In exchange for this exclusive right, we are agreeing to pay 60 million RMB (approximately $8.3 million USD) to XiKai Mining and, subject to a shareholders' vote and our receipt of a fairness opinion, to transfer 100% ownership interest in our wholly-owned subsidiary, Jiangxi XiDa Wooden Carving Lacquerware Co., Ltd. ("JXD").

      The Agreement further provides that production from XiKai Mining will be no less than 40,000 tons per year (the "Minimum Commitment"), with an initial average cost per ton to be paid by our subsidiary not to exceed 2,000 RMB (approximately $275 USD). Costs per ton paid by us shall be subject to renegotiation every five years during the term of the Agreement, which adjustments not to exceed 10% of the cost for the immediately preceding five year period. Failure by us to transfer our ownership in JXD shall result in costs to us being increased to 15,000 RMB per ton (or approximately $2,069 USD) subject to five-year adjustments as provided above. Failure by XiKai Mining to supply the Minimum Commitment of raw jade material ordered by us in any of the initial five years of the Agreement entitles us to payment from XiKai Mining of 18,000 RMB (or approximately $2,483 USD) for each ton short of the Minimum Commitment ordered but not supplied to our subsidiary during any such fiscal year.

      A copy of the Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the summary of the Agreement in this Form 8-K is qualified in its entirety by reference thereto.

      Our transfer of the ownership interest in JXD to XiKai Mining is made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

   Exhibit           Name of Document
   -------           ----------------

   Exhibit 10.1 Exclusive Distribution Right Agreement, dated January 17, 2008, between the Company and Wulateqianqi XiKai Mining Co., Ltd.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2008                JADE ART GROUP INC.


                                       By: /s/ Hua-Cai Song
                                           -------------------------------------
                                           Hua-Cai Song, Chief Executive Officer


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

                                  Exhibit Index

   Exhibit           Name of Document
   -------           ----------------

   Exhibit 10.1 Exclusive Distribution Right Agreement, dated January 17, 2008, between the Company and Wulateqianqi XiKai Mining Co., Ltd.